Exhibit 10.10

EXECUTION COPY

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

This SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT, dated as of April 26, 2012 (this “Amendment”), is between EMMIS COMMUNICATIONS CORPORATION (the “Issuer”), an Indiana corporation, and ZELL CREDIT OPPORTUNITIES MASTER FUND, L.P. (the “Purchaser”), a Delaware limited partnership. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement (as defined below).

WHEREAS, the Issuer and the Purchaser have entered into Note Purchase Agreement, dated as of November 10, 2011, amended by that certain First Amendment to Note Purchase Agreement, dated March 20, 2012 (the “Purchase Agreement”);

WHEREAS, the Issuer desires to modify certain terms and conditions of the Purchase Agreement as specifically set forth in this Amendment; and

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer and the Purchaser hereby agree as follows:

1.	Amendments to Purchase Agreement. The Purchase Agreement is hereby amended as follows:

(a) The following new definitions are hereby added to §1.1 of the Purchase Agreement in appropriate alphabetical order:

“Second Amendment Effective Date. The date on which the Second Amendment to the Purchase Agreement becomes effective in accordance with its terms.

Sixth Amendment to the OpCo Credit Agreement. That certain Sixth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of April 26, 2012, by and among the Issuer, Emmis OpCo, certain OpCo Lenders and acknowledged by the OpCo Administrative Agent.

WRKS Asset Sale. The sale of the Purchased Assets (as defined in the Asset Purchase Agreement) pursuant to the Asset Purchase Agreement, dated as of April 5, 2012 by and among Emmis Radio, LLC, Emmis Radio License Corporation of New York and YMF Media LLC, as in effect on the Second Amendment Effective Date or as may be amended, waived, modified or supplemented, in each case in a form as may be reasonably acceptable to the Purchaser.

WRKS Contribution. The contribution of the Contributed Property (as defined in the WRKS Contribution Agreement) related to WRKS-FM, a New York radio station owned by Emmis Radio License Corporation of New York, to WRKS Financing Subsidiary on the WRKS Funding Date pursuant to and in accordance with the terms of the WRKS Contribution Agreement.

WRKS Contribution Agreement. The Contribution Agreement, between the WRKS Financing Subsidiary and Emmis Radio License Corporation of New York, to be dated on or before the WRKS Funding Date, providing for a contribution of the Contributed Property (as defined therein) on the WRKS Funding Date and substantially in the form of Exhibit A or in such other form as may be reasonably acceptable to the Purchaser as of the date on which the Purchaser provides written confirmation thereof.

WRKS Documents. See §10.23.

WRKS Entities. Collectively, WRKS Financing Subsidiary and WRKS License Subsidiary.

WRKS Financing. The financing by the WRKS Entities (i) in accordance with the terms and conditions set forth in the WRKS Financing Documents and (ii) resulting in Net Cash Debt Issuance Proceeds distributed to Emmis OpCo of at least $78,000,000.

WRKS Financing Documents. Collectively, the definitive financing documentation executed by the WRKS Entities with the provider(s) of the WRKS Financing, including without limitation the WRKS Note and the WRKS Participation Agreement, the WRKS Contribution Agreement, the WRKS License Contribution Agreement, the WRKS LMA Agreement and the WRKS Management Agreement, in such form as may be reasonably acceptable to the Purchaser as of the date on which the Purchaser provided written confirmation thereof.

WRKS Financing Subsidiary. Emmis New York Radio LLC, a Delaware limited liability company.

WRKS Funding Date. The date of the disbursement of funds under the WRKS Financing in accordance with the terms of the WRKS Financing Documents.

WRKS License Contribution. The contribution by WRKS Financing Subsidiary of the license issued by the Federal Communications Commission for authority to own and operate WRKS-FM on the WRKS Funding Date pursuant to and in accordance with the terms of the WRKS License Contribution Agreement.

WRKS License Contribution Agreement. The Contribution Agreement, between WRKS License Subsidiary and WRKS Financing Subsidiary, to be dated on or before the WRKS Funding Date, providing for a contribution of Contributed Property (as defined therein) on the WRKS Funding Date and substantially in the form of Exhibit B or in such other form as may be reasonably acceptable to the Purchaser as of the date on which the Purchaser provides written confirmation thereof.

WRKS License Subsidiary. Emmis New York Radio License LLC, a Delaware limited liability company.

WRKS LMA Agreement. The LMA Agreement between Emmis Radio License Corporation of New York and New York AM Radio, LLC, dated as of April 26, 2012 to be assigned to the WRKS License Subsidiary on the WRKS Funding Date, substantially in the form of Exhibit C or in such other form as may be reasonably acceptable to the Purchaser as of the date on which the Purchaser provides written confirmation thereof.

WRKS Management Agreement. The Management Agreement to be executed by and among Emmis OpCo, Emmis Radio License Corporation of New York, the WRKS License Subsidiary and the WRKS Financing Subsidiary, substantially in the form of Exhibit D or in such other form as may be reasonably acceptable to the Purchaser as of the date on which the Purchaser provides written confirmation thereof.

WRKS Note. The Note to be executed by the WRKS Entities in connection with the WRKS Financing, dated as of the WRKS Funding Date, substantially in the form of Exhibit E or in such other form as may be reasonably acceptable to the Purchaser as of the date on which the Purchaser provides written confirmation thereof.

WRKS Participation Agreement. The Participation Agreement to be executed by the WRKS Entities in connection with the WRKS Financing, substantially in the form of Exhibit F or in such other form as may be reasonably acceptable to the Purchaser as of the date on which the Purchaser provides written confirmation thereof.”

(b) The definition of “Excluded Subsidiary” is hereby amended by the following:

(i)	in the first sentence, removing the “ and” at the end of clause (c) and replacing it with “,”;

(ii)	in the first sentence, inserting immediately after the words “the Purchaser” the words “and (d) solely for the purposes of §§10.1, 10.2.1, 10.11 and 10.17 (in each case from the WRKS Funding Date until the date the WRKS Financing has been paid in full), the WRKS Entities.”; and

(iii)	in the second sentence, inserting immediately after the words “United States” the words “, other than the WRKS License Subsidiary”.

(c) The proviso in the definition of “Purchase Date” is hereby amended by deleting the words “three (3)” and substituting in lieu thereof the words “four (4)”.

(d) The definition of “Permitted §11 Amendment” is hereby amended by the following:

(i)	in clause (a)(i), inserting immediately after the words “shall not have changed” the words “other than in connection with the Sixth Amendment to the OpCo Credit Agreement”;

(ii)	in clause (a)(iii), inserting immediately after the words “Total Leverage Ratio” the words “as calculated giving effect to the Sixth Amendment to the OpCo Credit Agreement”; and

(iii)	in clause (b), inserting immediately after the words “Total Leverage Ratio” the words “and as calculated giving effect to the Sixth Amendment to the OpCo Credit Agreement”.

(e) The first sentence of clause (m) of §1.2 of the Purchase Agreement is hereby amended by inserting immediately after the words “Fifth Amendment to the OpCo Credit Agreement” the words “and the Sixth Amendment to the OpCo Credit Agreement”.

(f) §2.1 of the Purchase Agreement is hereby amended by deleting the words “four (4)” and substituting in lieu thereof the words “three (3)”.

(g) §10.2.2 of the Purchase Agreement is hereby amended by adding a new sentence at the end of the paragraph which shall read as follows:

“With respect to the WRKS Entities only, the terms of this §10.2.2 shall not apply to the WRKS Financing Documents.”

(h) §10.12 of the Purchase Agreement is hereby amended by adding a new sentence to the end thereof which shall read as follows:

“Notwithstanding anything to the contrary, nothing in this §10.12 shall be construed to prohibit any actions of Emmis OpCo or the WRKS Entities pursuant to the terms of the WRKS Management Agreement.”

(i) §10.17 of the Purchase Agreement is hereby amended by adding a new sentence at the end of the paragraph which shall read as follows:

“With respect to the WRKS Entities only, the terms of this §10.17 shall not apply to the WRKS Financing Documents.”

(j) New §§10.19, 10.20 and 10.21 of the Purchase Agreement are hereby added as follows:

“10.19 [Reserved.]

10.20 [Reserved.]

10.21 [Reserved.]”

(k) A new §10.22 of the Purchase Agreement is hereby added as follows:

“10.22 Conduct of Business of WRKS Entities. (a) The Issuer and Emmis OpCo shall maintain WRKS Financing Subsidiary at all times as a direct or indirect wholly-owned subsidiary of Emmis OpCo. Except as approved by the Purchaser in writing, the Issuer and Emmis OpCo shall cause WRKS Financing Subsidiary not to engage in any services, activities, trade or business other than to conduct the business of owning WRKS-FM and activities reasonably related thereto, performing its obligations and enforcing its rights under each of the WRKS Documents and holding Capital Stock of WRKS License Subsidiary. The Issuer and Emmis OpCo shall cause WRKS Financing Subsidiary (i) to maintain WRKS License Subsidiary at all times as a direct wholly-owned subsidiary of WRKS Financing Subsidiary and (ii) to have no subsidiary other than WRKS License Subsidiary.

(b) Other than as specifically set forth herein or as provided in the WRKS Documents or as approved by the Purchaser in writing, the Issuer shall not, and shall not permit Emmis OpCo to:

(i) create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness, other than (A) Indebtedness incurred to Emmis OpCo under the WRKS Management Agreement; (B) the WRKS Financing; and (C) de minimis unsecured Indebtedness in the ordinary course of business;

(ii)(A) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (B) transfer any of such property or assets or the income or profits therefrom outside the ordinary course of business for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (C) acquire, or agree to have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, devise or arrangement; (D) suffer to exist any Indebtedness or claim against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors (other than in respect of de minimis amounts); or (E) sell, assign, pledge or otherwise transfer any “receivables” as defined in clause (g) of the definition of the term “Indebtedness”, with or without recourse, other than (x) Liens required by the WRKS Financing Documents and (y) Liens in de minimis amounts in the ordinary course of business;

(iii) make or permit to exist or to remain outstanding any Investment other than in the WRKS License Subsidiary; and

(iv) make any Restricted Payments to any Person other than Emmis OpCo or a wholly-owned Subsidiary.”

(l) A new §10.23 of the Purchase Agreement is hereby added as follows:

“10.23 Modifications to the WRKS Documents. Notwithstanding anything to the contrary contained in the WRKS Financing Documents, the WRKS Contribution Agreement, the WRKS License Contribution Agreement, the WRKS Management Agreement, the WRKS LMA Agreement, and/or any other document entered into in connection therewith (collectively, the “WRKS Documents”), the Issuer and Emmis OpCo will not, and will not permit any of their respective Subsidiaries, without the prior written approval of the Purchaser, to (a) change, waive, extend or amend any term of the WRKS Documents if such change or amendment would result in a default under this Agreement, increase the obligations of the Issuer, Emmis OpCo or any of their Subsidiaries (including the WRKS Entities) in any material respect or confer additional material rights on any other party thereto or beneficiary thereof, in each case in a manner adverse to the Issuer, Emmis OpCo or any of their respective Subsidiaries or to the Purchaser in any material respect; or (b) make the terms of any WRKS Document more restrictive in any respect for the Issuer, Emmis OpCo or any of their Subsidiaries (including the WRKS Entities), other than pursuant to such terms as may be approved by the Purchaser in writing.”

(m) A new §10.24 of the Purchase Agreement is hereby added as follows:

“10.24 [Reserved.]”

(n) A new §10.25 of the Purchase Agreement is hereby added as follows:

“10.25 No WRKS Financing Recourse to the Issuer. No document entered into in connection with the WRKS Asset Sale, WRKS Contribution or WRKS Financing shall require the Issuer or any Subsidiary to provide, and neither the Issuer nor any Subsidiary shall provide, any guarantee, credit support, indemnity or other direct or indirect support in respect of the obligations of the WRKS entities thereunder; provided that any obligations under the WRKS Financing Documents may be supported by a perfected first-priority security interest in the assets of the WRKS Entities, the Capital Stock of the WRKS License Subsidiary and, for the avoidance of doubt, the rights of the WRKS Entities under the WRKS Management Agreement.”

(o) §14.1 of the Purchase Agreement is hereby amended by removing the “or” at the end of clause (aa) thereof, replacing the period at the end of clause (bb) thereof with “;” and adding new clauses (cc) and (dd) thereof which shall read as follows:

“(cc) Emmis OpCo, and its Subsidiaries, as applicable, shall fail to perform any term, covenant or agreement contained in the WRKS Financing Documents giving rise to a right of termination or an event of default thereunder and such non-performance shall not have been cured or waived as permitted thereunder within any applicable cure or waiver period as specified thereunder; or

(dd) the Issuer, Emmis OpCo or any Subsidiary shall breach its obligations under the WRKS Management Agreement or any claim is made against the Issuer, Emmis OpCo or any Subsidiary under the WRKS Management Agreement.”

2.	Conditions to Effectiveness & Conditions Subsequent. This Amendment shall become effective as of the date set forth above upon the receipt subject to the satisfaction or waiver by the Purchaser of the following conditions precedent (the “Second Amendment Effective Date”):

(a) each of the representations and warranties of the Issuer, Emmis OpCo and the Subsidiaries contained in this Amendment shall be true in all material respects as of the date as of which they were made and shall also be true in all material respects at and as of the Second Amendment Effective Date, with the same effect as if made at and as of that time;

(b) no Default or Event of Default immediately prior to and immediately after giving effect to has occurred and is continuing; and no “Default” or “Event of Default” has occurred and is continuing under the OpCo Credit Agreement;

(c) the Purchaser shall have received an officer’s certificate duly executed by a duly authorized officer of the Issuer certifying that the Issuer would have been in compliance with clauses (a) and (b) above;

(d) the Issuer shall afford the Purchaser a reasonable opportunity to review any provisions of any disclosure in connection with the Amendment that describe the existence or the terms of this Amendment, the Purchase Agreement and the Purchaser before any such disclosure is disseminated and the Purchaser shall not have notified the Issuer within two (2) Business Days of being provided the disclosure that such disclosure is unacceptable to the Purchaser in the reasonable exercise of its discretion;

(e)(i) the Sixth Amendment to the OpCo Credit Agreement shall (w) be in form and substance satisfactory to the Purchaser, (x) have been executed and delivered by the OpCo Required Lenders, (y) have been acknowledged by the OpCo Administrative Agent and (z) have become effective in accordance with the terms thereof and (ii) the Issuer shall have delivered a certified copy of the Sixth Amendment to the OpCo Credit Agreement to the Purchaser;

(f) the Purchaser shall have received a counterpart signature page to this Amendment, duly executed and delivered by the Issuer;

(g) the Purchaser shall have received a copy of the Governing Documents for the WRKS Entities in a form reasonably acceptable to the Purchaser, including an express election that the limited liability company interests of any WRKS Entity shall be securities governed by article 8 of the Uniform Commercial Code;

(h) the Purchaser shall have received an agreement to receive copies of corporate opinion letters and reliance on FCC opinion letters to be delivered pursuant to the WRKS Financing Documents on the WRKS Funding Date; and

(i) the Issuer shall have paid to the Purchaser all fees and expenses of the Purchaser arising in connection with this Amendment (including any fees and disbursements of legal counsel).

3.	Affirmation of Issuer. The Issuer hereby affirms its Obligations under the Purchase Agreement (as amended hereby) and under each of the other Purchase Documents to which it is a party and each hereby affirms its absolute and unconditional promise to pay to the Purchaser all other amounts due under the Purchase Agreement (as amended hereby) and the other Purchase Documents.

4.	Representations and Warranties. The Issuer hereby represents and warrants to the Purchaser as follows:

(a) Representations and Warranties. Each of the representations and warranties contained in §8 of the Purchase Agreement were true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties were true and correct in all respects) when made, and, after giving effect to this Amendment, are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties are true and correct in all respects), except to the extent of changes resulting from transactions contemplated or permitted by the Purchase Agreement and the other Purchase Documents and to the extent that such representations and warranties relate specifically to a prior date. To the extent not otherwise applicable to the Issuer, each of the representations and warranties contained in §8 of the Purchase Agreement shall be deemed to be equally applicable to the Issuer for all purposes hereunder, and shall be deemed to be made by the Issuer with respect to itself in connection with this Section 4.

(b) Enforceability. The execution and delivery by the Issuer of this Amendment, and the performance by the Issuer of this Amendment and the Purchase Agreement, as amended hereby, are within the corporate authority of the Issuer and have been duly authorized by all necessary corporate proceedings. This Amendment and the Purchase Agreement, as amended hereby, constitute valid and legally binding obligations of the Issuer, enforceable against it in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general.

(c) No Default or Event of Default. No Default or Event of Default has occurred and is continuing, and after giving effect to this Amendment, no Default or Event of Default will result from the execution, delivery and performance by the Issuer of this Amendment or from the consummation of the transactions contemplated herein.

(d) Disclosure. None of the information provided to the Purchaser on or prior to the date of this Amendment relating to this Amendment contained any untrue statement of material fact or omitted to state any material fact (known to the Issuer or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein not misleading. On the date hereof, the Issuer does not possess any material information with respect to the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Issuer and its Subsidiaries taken as a whole as to which the Purchaser does not have access.

(e) Solvency. As of the date on which this representation and warranty is made, each of the Issuer and the Subsidiaries is Solvent, both before and after giving effect to the transactions contemplated hereby consummated on such date and to the incurrence of all Indebtedness and other obligations incurred on such date in connection herewith and therewith.

5.	No Other Amendments, etc. Except as expressly provided in this Amendment, (a) all of the terms and conditions of the Purchase Agreement and the other Purchase Documents remain unchanged, and (b) all of the terms and conditions of the Purchase Agreement, as amended hereby, and of the other Purchase Documents are hereby ratified and confirmed and remain in full force and effect. Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of the Issuer or of any other Person under the Purchase Agreement or any of the other Purchase Documents except as expressly set forth herein. Nothing in this Amendment shall be construed to imply any willingness on the part of the Purchaser to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Purchase Agreement or the other Purchase Documents. For the avoidance of doubt, this Amendment shall constitute a “Purchase Document” under the Purchase Agreement and each other Purchase Document.

6.	Release. In order to induce the Purchaser to enter into this Amendment, the Issuer acknowledges and agrees that: (i) the Issuer does not have any claim or cause of action against the Purchaser (or any of its directors, officers, employees or agents); (ii) the Issuer does not have any offset right, counterclaim, right of recoupment or any defense of any kind against the Issuer’s obligations, indebtedness or liabilities to the Purchaser; and (iii) the Purchaser has heretofore properly performed and satisfied in a timely manner all of its obligations to the Issuer. The Issuer wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Purchaser’ rights, interests, contracts, collateral security or remedies. Therefore, the Issuer unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Purchaser to the Issuer, except the obligations to be performed by the Purchaser on or after the date hereof as expressly stated in this Amendment, the Purchase Agreement and the other Purchase Documents, and (B) all claims, offsets, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Issuer might otherwise have against the Purchaser or any of its directors, officers, employees or agents, in either case (A) or (B), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

7.	Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

8.	Interpretation. This Amendment has been the result of limited negotiation involving the Purchaser and its counsel. This Amendment, the Purchase Agreement and the other Purchase Documents are not intended to be construed against the Purchaser whether or to the extent of the Purchaser’s involvement in the preparation of such documents.

9.	Purchase Document. This Amendment is a Purchase Document under the terms of the Purchase Agreement, and any breach of any provision of this Amendment shall be a Default or Event of Default under the Purchase Agreement (as applicable).

10.	Miscellaneous. This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of New York (excluding the laws applicable to conflicts or choice of law) (other than Section 5-1401 and Section 5-1402 of the General Obligations Laws of the State of New York). The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. The Issuer agrees to pay to the Purchaser, on demand by the Purchaser, all reasonable costs and expenses incurred or sustained by the Purchaser in connection with the preparation of this Amendment, including reasonable legal fees in accordance with Section 18.2 of the Purchase Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

EMMIS COMMUNICATIONS CORPORATION

By:	/s/ J. Scott Enright
	Name:	J. Scott Enright
	Title:	Executive Vice President,
General Counsel and Secretary

[Signature Page to Second Amendment]

ZELL CREDIT OPPORTUNITIES MASTER FUND, L.P.

By:	Chai Trust Company, LLC, its General Partner

By:	/s/ Philip G. Tinkler
	Name:	Philip G. Tinkler
	Title:	Chief Financial Officer

[Signature Page to Second Amendment]

EXHIBIT A

EXHIBIT B

EXHIBIT C

EXHIBIT D

EXHIBIT E

EXHIBIT F

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